As filed with the Securities and Exchange Commission on August 4, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORTHOFIX INTERNATIONAL N.V.
(Exact name of Registrant as specified in its charter)

Netherlands Antilles	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7 Abraham de Veerstraat
Curacao, Netherlands Antilles	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Stock Options Granted Pursuant to
Performance Accelerated Stock Options Agreements with Certain Officers
(Full title of the plan)

Orthofix International N.V.
10115 Kincey Avenue
Suite 250
Huntersville, North Carolina 28078
(704) 948-2600
(Name, address and telephone number of agent for service)

Copies to:

William D. Davis II
Baker & McKenzie LLP
Pennzoil Place, South Tower
711 Louisiana, Suite 3400
Houston, Texas 77002
(713) 427-5000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.10 per share	200,000	$38.00	$7,600,000	$814

(1)
Shares of common stock of Orthofix International N.V. (the “Company”), $0.10 par value per share (the “Common Stock”), being registered hereby relate to certain stock option agreements between the Company and certain employees. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of those agreements.

(2)	The registration fee is calculated pursuant to Rule 457(h) promulgated under the Securities Act on the basis of the exercise prices of the options granted by the Company.

EXPLANATORY NOTE

This Registration Statement on Form S-8 covers the offer by the Company of Common Stock issuable upon exercise of (a) stock options granted to Bradley R. Mason pursuant to a Performance Accelerated Stock Option Agreement dated November 20, 2003, and (b) stock options granted to William Hopson pursuant to a Performance Accelerated Stock Option Agreement dated November 20, 2003.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made part of this Registration Statement; provided, however, that the Company is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

(a)	The Company’s annual report on Form 10-K (Commission File No. 0-19961) for the fiscal year ended December 31, 2005, filed on March 14, 2006;

(b)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2005; and

(c)
The description of the Company’s shares of Common Stock contained in the Company’s Registration Statement on Form F-1 (Commission File No. 33-46245), filed with the Commission on March 6, 1992 under the Securities Act.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K), after the date of this Registration Statement but before the Company files a post-effective amendment to this Registration Statement, which indicate that all securities offered have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part thereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Article 11 of the Registrant’s Articles of Association generally provides, in relevant part:

The Company will have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company.

The Company will have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company for improper conduct unless and only to the extent that the court in which such action or suit was brought or any other court having appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, judgments, fines and amounts paid in settlement which the court in which the action or suit was brought or such other court having appropriate jurisdiction shall deem proper.

To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in the two preceding paragraphs, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under the first two paragraphs of Article 11 (unless ordered by a court) will be made by the Company only as authorized by contract approved, or by-laws, resolution or other action adopted or taken, by the Board of Directors or by the shareholders.

Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by Article 11.

The indemnification and advancement of expenses provided by or granted pursuant to the other paragraphs of Article 11 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the estate of such a person.

The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of Article 11.

For purposes of Article 11, reference to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, and which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of Article 11 with respect to the resulting or surviving corporation if its separate existence had continued.

Item 7.	Exemption from Registration Claimed.

None.

Item 8.	Exhibits.

See attached “Exhibit Index.”

Item 9.	Undertakings.

(a)	Rule 415 offering.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which any offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any other material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Filing of Registration Statement on Form S-8.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntersville, State of North Carolina, on this 4th day of August 2006.

ORTHOFIX INTERNATIONAL N.V.

By:	/s/ Alan W. Milinazzo
Name:	Alan W. Milinazzo
Title:	Chief Executive Officer and Group President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints, jointly and severally, Alan W. Milinazzo, Thomas Hein and Raymond C. Kolls as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as that attorney-in-fact may deem necessary or appropriate.

Name and Signature	Title	Date

/s/ Alan W. Milinazzo	Chief Executive Officer and Group President	August 4, 2006
Alan W. Milinazzo	(Principal Executive Officer)

/s/ Thomas Hein	Chief Financial Officer	August 4, 2006
Thomas Hein	(Principal Financial and Accounting Officer)

/s/ James F. Gero	Chairman of the Board of Directors	August 4, 2006
James F. Gero

/s/ Peter J. Hewett	Deputy Chairman of the Board of Directors	August 4, 2006
Peter J. Hewett

/s/ Charles W. Federico	Director	August 4, 2006
Charles W. Federico

/s/ Robert Gaines-Cooper	Director	August 4, 2006
Robert Gaines-Cooper

/s/ Jerry C. Benjamin	Director	August 4, 2006
Jerry C. Benjamin

Name and Signature	Title	Date

/s/ Walter von Wartburg	Director	August 4, 2006
Walter von Wartburg

/s/ Thomas J. Kester	Director	August 4, 2006
Thomas J. Kester

/s/ Kenneth R. Weisshaar	Director	August 4, 2006
Kenneth R. Weisshaar

/s/ Guy Jordan	Director	August 4, 2006
Guy Jordan

/s/ Stefan Widensohler	Director	August 4, 2006
Stefan Widensohler

EXHIBIT INDEX

Exhibit No.	Description of Document

4.1
Certificate of Incorporation of Orthofix International N.V. (filed as an exhibit to the annual report on Form 20-F of Orthofix International N.V. dated June 29, 2001 and incorporated herein by reference)

4.2
Articles of Association of Orthofix International N.V., as amended (filed as an exhibit to the quarterly report on Form 10-Q of Orthofix International N.V. for the quarter ended June 30, 2006 and incorporated herein by reference)

4.3
Form of Performance Accelerated Stock Options Agreement (filed as an exhibit to the annual report on Form 10-K of Orthofix International N.V. for the year ended December 31, 2003 and incorporated herein by reference)

*5	Opinion of STvB Advocaten

*23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

*23.2	Consent of STvB Advocaten (included in Exhibit 5)

*24	Power of Attorney (included on signature pages)

* Filed herewith